EXHIBIT 10.10

CONSULTING AGREEMENT

FIFTH AMENDMENT

This Fifth Amendment, to the Consulting Agreement, is made effective as of January 1, 2013 (the “Fifth Amendment Effective Date”) and is entered into by and between Vical Incorporated (“Vical”), a Delaware Corporation, having a place of business at 10390 Pacific Center Court, San Diego, CA 92121-4340 and Gary A. Lyons (the “Consultant”), an individual having a principal address of 1344 Stratford Court, Del Mar, CA 92014.

Whereas, Vical and Consultant entered into the Consulting Agreement (the “Agreement”), effective August 1, 2010 which has been further amended thereby extending the Term until December 31, 2012;

Whereas, Vical and Consultant wish to further amend the Agreement to extend the Term until June 30, 2013;

Now, therefore, in consideration of the covenants and promises contained herein, the parties agree as follows:

Exhibit A of the Agreement, a previously amended, is hereby amended to be replaced in its entirety as follows:

Term:	This Agreement shall terminate on June 30, 2013, unless renewed in a writing signed by both parties for an additional six (6) months. Either party shall have the right to terminate this Agreement at any time with thirty (30) days’ written notice to the other party.

Except as amended hereby, all other terms and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

In witness whereof, the parties have executed this Fifth Amendment to the Consulting Agreement to be effective as of the Fifth Amendment Effective Date.

VICAL INCORPORATED		Gary A. Lyons

By:	/s/ JILL M. BROADFOOT	By:	/s/ GARY A. LYONS
Name:	Jill M. Broadfoot	Name:	Gary A. Lyons
Title:	Senior Vice President & CFO	Date:	January 4, 2013
Date:	January 4, 2013